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                                                                     EXHIBIT 3.1
                          CERTIFICATE OF RESTATEMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                            ALLFIRST FINANCIAL INC.

     1. The original certificate of incorporation of Allfirst Financial Inc., a Delaware corporation (the "Corporation"), was filed with the Secretary of State on August 12, 1999. The Corporation, pursuant to Section 245 of the General Corporation Law of the State of Delaware, hereby amends and restates its original certificate of incorporation in its entirety as follows:

     "FIRST:  The name of the corporation (the "Corporation") is:
      -----

                            Allfirst Financial Inc.

     SECOND:  The address of the Corporation's registered office in the State of
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Delaware is 1209 Orange Street, City of Wilmington, County of New Castle,
Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:  The total number of shares of stock of all classes which the
     ------
Corporation has authority to issue is 1,300,000 shares of capital stock, divided into the following classes: 1,200,000 shares of common stock, without par value ("Common Stock"); 90,000 shares of 4.50% Redeemable Preferred Stock, par value $5.00 per share (the "4.50% Preferred Stock"); and 10,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

     (a)  Common Stock.  The following is a description of the preferences,
          ------------
conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation.

          (i) Each share of Common Stock shall have one thousand (1,000) votes and, except as otherwise expressly provided in respect of any class of preferred stock of the Corporation, the
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exclusive voting power for all purposes shall be vested in the holders of the
Common Stock.

          (ii) Subject to the provisions of law and any preferences of any class of preferred stock of the Corporation, dividends may be paid on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

     (b)  4.50% Preferred Stock.  The following is a description of the
          ---------------------
preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the 4.50% Preferred Stock.

          (i)  Dividends.  The holders of record of shares of 4.50% Preferred
               ---------
Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, an initial cumulative quarterly dividend which shall payable from and cumulative from and including June 30, 1999, to and including September 29, 1999 (the "Initial Dividend Period") and for each Dividend Period (as defined below) thereafter, quarterly cumulative dividends, at the quarterly rate of $1.125 per share ($4.50 per annum), calculated on the basis of a 360-day year of 12, 30-day months, accruing on a daily basis, payable in arrears on December 31, March 31, June 30 and September 30 (a "Dividend Payment Date"), in each year, commencing on September 30, 1999. The interval beginning on the most recent Dividend Payment Date and ending on the day immediately prior to the next succeeding Dividend Payment Date is referred to as the "Dividend Period." Dividends will be payable to the holders of record on the 15th day (whether or not a business day in Baltimore, Maryland) preceding the related Dividend Payment Date.

          (ii) Rank, etc. (A) The 4.50% Preferred Stock shall rank on a parity,
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as to dividends and upon liquidation, with any other shares of the Preferred
Stock, if and when such Preferred Stock (or any other class or series of preferred stock by its terms ranking on a parity with the 4.50% Preferred Stock as to dividends and upon liquidation) is duly classified and so designated by the Board of Directors (any such other Preferred Stock, "Parity Stock").

               (B) So long as any shares of 4.50% Preferred Stock are outstanding, the Corporation will not declare or pay any dividend on the Common Stock of the Corporation or on any other class of stock ranking junior to the 4.50% Preferred Stock as to dividends and upon liquidation (the Common Stock and any such junior class being referred to as the "Junior Stock") (other

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than in shares of Junior Stock or rights to purchase or acquire Junior Stock)
and neither the Company nor any of its subsidiaries will purchase or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of, any Junior Stock or make any distribution in respect thereof, in each case either directly or indirectly and whether in cash or property or in obligations or shares of the Corporation, unless and until such time as dividends on all outstanding shares of 4.50% Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof is set apart for such payment) for three consecutive Dividend Periods (including the then-current Dividend Period) or, in the event there have been fewer than three full Dividend Periods, for each Dividend Period since the date of original issuance of the 4.50% Preferred Stock.

               (C) So long as any shares of 4.50% Preferred Stock are outstanding, the Corporation will not purchase or redeem any shares of 4.50% Preferred Stock or Parity Stock (except by conversion into or exchange for Junior Stock) unless and until such time as dividends on all outstanding shares of 4.50% Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof is set apart for such payment) for three consecutive Dividend Periods (including the then-current Dividend Period) or, in the event there have been fewer than three full Dividend Periods, for each Dividend Period since the date of original issuance of the 4.50% Preferred Stock, or unless all 4.50% Preferred Stock and Parity Stock then outstanding is so purchased or redeemed; provided, however, that this provision shall not be
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deemed to prohibit the purchase or acquisition of 4.50% Preferred Stock or
Parity Stock pursuant to a purchase or exchange offer or offers made on equivalent terms to all holders of the 4.50% Preferred Stock and any other class or series of Parity Stock. For purposes hereof, the term "equivalent terms" shall mean the same percentage of the per-share liquidation value, which percentage may be lesser than, equal to, or greater than 100%; and liquidation value may, but shall not be required to, include dividends (whether or not declared) in the case of cumulative issues and declared but unpaid dividends in the case of noncumulative issues.

               (D) So long as any shares of 4.50% Preferred Stock are outstanding and dividends on such shares of 4.50% Preferred Stock have not been paid in full for three consecutive Dividend Periods (including the then-current Dividend Period), no dividends shall be declared or paid by the Corporation upon Parity Stock for such current Dividend Period; provided, that a
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dividend may be declared and paid with respect to all 4.50% Preferred Stock and
Parity Stock then outstanding if the amounts of any dividends declared per share on the 4.50% Preferred Stock and the Parity Stock will in all cases bear to each other the same ratio that accrued dividends per share on the 4.50% Preferred Stock and such Parity Stock bear to each other (without accumulation of any unpaid dividends for any prior Dividend Period unless previously declared).

          (iii)  Liquidation.  (A)  Preference on Liquidation. In the event of
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any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, (any or all of such events, a "liquidation"), the holders of shares of 4.50% Preferred Stock then outstanding shall be entitled, pari passu as if members of a single class of securities with the
          ----  ----
holders of other Parity Stock, to be paid out of the assets of the Corporation, before any payment shall be made to the holders of the Junior Stock, an amount equal to $100 per share of such 4.50% Preferred Stock (the "Liquidation Value") plus an amount equal to any cumulative dividends (whether or not earned or declared) accrued and unpaid thereon through the date of final distribution.

                 (B) Insufficient Assets. If, upon any liquidation of the
                     -------------------
Corporation, the assets of the Corporation are insufficient to pay the holders of shares of the 4.50% Preferred Stock and the Parity Stock then outstanding the full amounts to which they shall be entitled, such assets shall be distributed to the holders of the 4.50% Preferred Stock and the Parity Stock pro rata in
                                                                 --- ----
proportion to the amounts to which they shall be entitled.


                 (C) Rights of Other Holders. In the event of any liquidation,
                     -----------------------
after payment shall have been made to the holders of the 4.50% Preferred Stock and all Parity Stock of all preferential amounts to which they shall be entitled, the holders of shares of Junior Stock of the Corporation shall receive such amounts as to which they are entitled by the terms thereof.

                 (D) Consolidation, Merger or Sale of Assets. Neither a
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consolidation or merger of the Corporation with or into any other Corporation, nor a sale or transfer of all or substantially all of the Corporation's assets for cash or securities nor a statutory share exchange in which stockholders of the Corporation may participate shall be considered a liquidation, dissolution or winding-up of the Corporation within the meaning of this clause (b)(iii) of Article FOURTH.

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          (iv)   Redemption. (A) Optional Redemption. Subject to the provisions
                 ----------      -------------------
of clause (ii)(b) of this Article FOURTH, the 4.50% Preferred Stock shall be subject to redemption, at the option of the Corporation or the holders thereof, but subject to the approval of the Board of Governors of the Federal Reserve System and the Central Bank of Ireland, each to the extent applicable, in whole or from time to time in part during the period (the "Redemption Period") commencing July 1, 2002 and ending June 30, 2003 at a per share redemption price equal to the Liquidation Value plus accrued and unpaid cumulative dividends (whether or not declared) through the redemption date. In the event that during all or any part of the Redemption Period the Corporation is restricted in whole or in part from repurchasing the 4.50% Preferred Stock because of the operation of clause (b)(ii) of this Article FOURTH, any provision of the charter of the Corporation at the time in effect, any agreement to which the Corporation is a party, or any other legal restriction, including court order, or for any other reason fails to effect the redemption, the Redemption Period shall automatically be extended beyond June 30, 2003 for a number of days equal to the number of days during which such restrictions were in effect in whole or in part and until such time as the redemption shall be completed.

               (B) Notice of Redemption by Corporation. The Corporation shall
                   -----------------------------------
give each holder of 4.50% Preferred Stock written notice of each redemption at the Corporation's option pursuant to clause (b)(iv)(A) of this Article FOURTH not less than 30 days nor more than 60 days prior to any redemption date. Each notice of redemption shall state: (i) the redemption date; (ii) the number of shares of 4.50% Preferred Stock to be redeemed and, if fewer than all the shares of 4.50% Preferred Stock held by the holder are to be redeemed, the number of shares of 4.50% Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for the shares of 4.50% Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares of 4.50% Preferred Stock to be redeemed will cease to accrue on the redemption date. Notice of redemption having been given as aforesaid, the number of shares to be redeemed as specified in such notice shall be so redeemed on the redemption date specified.

               (C) Notice of Redemption by Holders. Any holder wishing to
                   -------------------------------
exercise its right of redemption shall give the Corporation written notice of each redemption at the Holder's option pursuant to clause (b)(iv)(A) of this Article FOURTH not

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less than 30 days nor more than 60 days prior to any redemption date. Each notice of redemption shall state: (i) the redemption date, (ii) the number of shares of 4.50% Preferred Stock to be redeemed and, if fewer than all the shares of 4.50% Preferred Stock held by the holder are to be redeemed, the number of shares of 4.50% Preferred Stock to be redeemed from such holder; and (iii) that on or prior to the redemption date the holder will tender to the Corporation the shares to be redeemed, duly endorsed for transfer or with stock powers attached; and shall be deemed to constitute the holder's agreement that dividends on the shares of 4.50% Preferred Stock to be redeemed will cease to accrue on the redemption date. Notice of redemption having been given as aforesaid and subject to the holder's compliance with the requirements of this clause (b)(iv)(C), the number of shares to be redeemed as specified in such notice shall be so redeemed on the redemption date specified.

               (D) Effect of Redemption. On or after the date established for
                   --------------------
redemption, all rights in respect of the shares of 4.50% Preferred Stock to be redeemed, except the right to receive the applicable redemption price, plus declared but unpaid dividends, if any, to the date of redemption, shall (unless default shall be made by the Corporation in the payment of the applicable redemption price, plus declared but unpaid dividends, if any, in which event such rights shall be exercisable until such default is cured) cease and terminate, and such share shall no longer be deemed to be outstanding, notwithstanding that any certificates representing such shares shall not have been surrendered to the Corporation. Any shares of 4.50% Preferred Stock which have been so redeemed shall have the status of authorized but unissued shares of Preferred Stock, without designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, until such shares are once more classified or reclassified by the Board of Directors.

          (v)  Voting Rights.  The holders of the 4.50% Preferred Stock shall
               -------------
have only the voting rights specified in this clause (b)(v) and such other voting rights, if any, as may be specified under the Delaware General Corporation law. For purposes of this clause (b)(v) and in any case where the holders of the 4.50% Preferred Stock are entitled to vote upon any matter together with holders of Parity Stock or any other class of stock as a single class, with the exception of matters to be voted on together with the holders of the Common Stock, holders of 4.50% Preferred Stock shall have one vote per share.

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               (A)  Voting Rights with holders of Common Stock. As to any matter
                    ------------------------------------------
with respect to which the holders of the Common Stock shall have voting rights under the General Corporation Law of the State of Delaware or the certificate of incorporation of the Corporation (including without limitation election of directors, charter amendments, mergers, consolidations, share exchanges, asset transfers, and the like, and dissolution of the Corporation), the 4.50%
Preferred Stock and the Common Stock shall vote together as a single class on any such matter. For these purposes, each share of 4.50% Preferred Stock shall be entitled to one vote per share.

               (B)  Voting Rights in Other Circumstances. The Corporation shall
                    ------------------------------------
not, without the affirmative consent or approval of the holders of shares representing at least 66-2/3% of the voting power of the 4.50% Preferred Stock (such consent or approval to be given by written consent in lieu of a meeting or by vote at a meeting), take any action to cause any amendment, alteration or repeal of any of the provisions of the certificate of incorporation of the Corporation that would materially adversely affect the rights of holders of 4.50% Preferred Stock. Without prejudice to the generality of the foregoing, any amendment, alteration or repeal of any of the provisions of the certificate of incorporation that purports to: (i) reduce the redemption price or otherwise alter or abolish any right with respect to redemption of the shares of 4.50% Preferred Stock provided for herein; (ii) alter or abolish any right such shares of 4.50% Preferred Stock may have to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor; or (iii) exclude or limit any voting rights of such shares of 4.50% Preferred Stock provided for herein shall be deemed to be a material amendment, alteration or repeal requiring the consent of the holders of 4.50% Preferred Stock.

     (c) Preferred Stock.  The Preferred Stock shall have such terms,
         ---------------
preferences, rights and qualifications as the Board of Directors may from time to time determine in the exercise of its powers under this Section (c) of Article FOURTH. The Board of Directors is expressly vested with the authority
        ------
to create one or more series of stock within any authorized but unissued shares of Preferred Stock from time to time, to determine the rights, powers, preferences, designations, qualifications, restrictions and other terms and conditions of any such series, and to cause such series to be issued for such consideration as the Board of Director determines, all in accordance with the certificate of incorporation and the General Corporation Law of the State of

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Delaware. The creation and designations of any such series of stock shall be set forth in a resolution or resolutions adopted by the Board of Directors. Without limiting the foregoing provisions of this clause (c), the Board of Directors is authorized to determine and fix: (i) the distinctive designation of such series and the number of shares to constitute such series; (ii) the rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or noncumulative, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms; (iii) the right or obligation, if any, of the Corporation to redeem shares of such series and, if redeemable, the price, terms and manner of such redemption; (iv) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; (v) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series of the Corporation, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; (vi) the obligation, if any, of the corporation to retire, redeem or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation; (vii) voting rights, if any, with respect to shares of such series; (viii) limitations, if any, on the issuance of additional shares of such series or on any shares of any other class or series of capital stock; and (ix) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors, acting in accordance with this certificate of incorporation, may deem advisable and are not inconsistent with law and the provisions of this certificate of incorporation.

     FIFTH:  The number of directors of the Corporation shall be fixed by, or in
     -----
the manner provided in, the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     SIXTH:  The Corporation reserves the right at any time, and from time to
     -----
time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now

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or hereafter prescribed by law; and all rights, preferences and privileges of whatever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     SEVENTH:  The Corporation shall have perpetual existence.
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     EIGHTH:   (a)  Limitation of Liability.  To the fullest extent permitted by
     ------         -----------------------
the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (b)  Indemnification.  The Corporation shall, to the fullest extent
          ---------------
permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons, and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by the General Corporation Law of the State of Delaware.

     (c)  Amendments.  Neither any amendment nor repeal of this Article EIGHTH,
          ----------
nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

     NINTH:  Holders of stock of any class or series of this corporation shall
     -----
not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

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     TENTH:  In furtherance and not in limitation of the powers conferred by
     -----
statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the corporation.

     ELEVENTH:  Meetings of stockholders may be held within or without the State
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of Delaware, as the bylaws may provide. The books of the Corporation may be kept
(subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation."

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     2.  As of the date set forth below, the Corporation has not yet received any payment for any of its stock. Accordingly, this Certificate of Restatement was duly adopted by the Board of Directors of the Corporation under Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Restatement has been duly executed and attested by the undersigned duly authorized officers of the Corporation on September 10, 1999.

ATTEST:                               ALLFIRST FINANCIAL INC.



/s/ GREGORY K. THORESON               By: /s/ JEROME W. EVANS
-----------------------                   --------------------------
Gregory K. Thoreson                           Jerome W. Evans
Assistant Secretary                           Executive Vice President

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